UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 19, 2014, Kindred Healthcare, Inc. (“Kindred”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as the representatives of the several underwriters named in Schedule III thereto (the “Underwriters”), pursuant to which the Company agreed to sell 9,000,000 shares of Kindred’s common stock, par value $0.25 per share (the “Securities”), to the Underwriters at the public offering price of $23.75 per share, less the underwriting discount (the “Offering”). Pursuant to the Underwriting Agreement, Kindred granted the Underwriters a 30-day option to purchase up to an additional 1,350,000 shares of Kindred common stock.

The Offering was made pursuant to Kindred’s automatic shelf registration statement on Form S-3 (No. 333-196804), as filed by Kindred with the Securities and Exchange Commission on June 16, 2014 (the “Registration Statement”).

In connection with the Offering, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement: (i) the Underwriting Agreement and (ii) the opinion of counsel with respect to the validity of the Securities.

The description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events

Incorporated by reference is a press release issued by Kindred on June 25, 2014, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated June 19, 2014, among Kindred Healthcare, Inc. and the underwriters listed in Schedule III thereto.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

99.1	Press Release, dated June 25, 2014, issued by Kindred Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kindred Healthcare, Inc.

Date: June 25, 2014	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary